Exhibit 99.1
NFP Announces First Quarter 2011 Results

Favorable Amendment to Credit Agreement and
Authorization of up to $50 Million Share Repurchase

First Quarter 2011 Revenue Grew 3.5% and
Organic Revenue Grew 5.1% versus First Quarter 2010
Financial Highlights(1)	Q1 2011	Q1 2010	% Change
(Dollars in millions, except per share data)

Revenue	$233.3	$225.3	3.5%
Net income	6.9	7.0	-1.6%
Net income per diluted share	0.15	0.16	-5.1%
Cash earnings	18.5	22.0	-15.6%
Cash earnings per diluted share	$0.41	$0.50	-18.6%
Adjusted EBITDA	$24.0	$27.6	-12.9%
Adjusted EBITDA margin	10.3%	12.3%
Net cash (used in) provided by operating activities	$(5.9)	$4.9	NM

(1) This summary includes financial measures not calculated based on generally accepted accounting principles.
NM indicates metric not meaningful.

NEW YORK, NY – May 2, 2011 – National Financial Partners Corp. (NYSE: NFP), a leading provider of benefits, insurance and wealth management services, today reported financial results for the first quarter ended March 31, 2011.  In addition, NFP announced that it has completed an amendment to its credit agreement and its Board has authorized a $50.0 million share repurchase.

Commenting on today’s announcements, Jessica M. Bibliowicz, chairman, president and chief executive officer, said, “We are committed to executing a balanced capital allocation strategy that focuses on strategic acquisitions, reinvestment in our existing businesses and a $50 million share repurchase program.”

Ms. Bibliowicz continued, “In the first quarter 2011, we continued to see solid results in our Corporate Client Group, strength in our Advisor Services Group and wealth management businesses and challenges in life insurance.  For the quarter, we reported revenue growth of 3.5% and organic revenue growth of 5.1%.”

First Quarter 2011 Results - Consolidated
NFP reported first quarter 2011 net income of $6.9 million, or $0.15 per diluted share, compared with net income of $7.0 million, or $0.16 per diluted share, in the prior year period.

First quarter 2011 cash earnings was $18.5 million, or $0.41 per diluted share, compared with $22.0 million, or $0.50 per diluted share, in the first quarter 2010.  Net income and cash earnings include the impact of the interim effective tax rate for the first quarter 2011, which was higher than the first quarter 2010, due to changes in uncertain tax positions and tax return adjustments.  The quarter was also impacted by changes in incentive plans for principals.  Cash earnings is a non-GAAP financial measure and a reconciliation of net income to this non-GAAP financial measure is provided in the attached tables.

Adjusted EBITDA in the first quarter 2011 was $24.0 million with an Adjusted EBITDA margin of 10.3%, compared with Adjusted EBITDA of $27.6 million with an Adjusted EBITDA margin of 12.3% in the prior year period.  Adjusted EBITDA is a non-GAAP financial measure and a reconciliation of net income to this non-GAAP financial measure is provided in the attached tables.

Revenue was $233.3 million in the first quarter 2011, an increase of $8.0 million, or 3.5%, compared with $225.3 million in the first quarter 2010. This increase was driven primarily by the Corporate Client Group and the Advisor Services Group.  Organic revenue grew 5.1% in the first quarter 2011, compared with the prior year period, and included positive contributions from all three business segments.

Total operating expenses were $220.3 million, compared with $209.7 million in the prior year period, which were driven by increases in commissions and fees expense, compensation expense and management fees, partially offset by a decrease in non-compensation expense.

Cash flow from operations for the first quarter 2011 was $(5.9) million compared with cash flow from operations of $4.9 million in the first quarter 2010.

First Quarter 2011 Results - Segments
NFP reports results in three segments that provide unique products and services to corporate and high net worth individual clients: the Corporate Client Group, the Individual Client Group and the Advisor Services Group.

Corporate Client Group (CCG)
The CCG is one of the leading corporate benefits advisors in the middle market, offering clients independent solutions for health and welfare, retirement planning, executive benefits, and property and casualty insurance.  The CCG serves corporate clients by providing advisory and brokerage services related to planning and administration, which take into account the clients’ overall business profile and needs.

The CCG accounted for 41.0% of NFP’s revenue in the first quarter 2011 and 42.3% in the first quarter 2010.  CCG revenue was $95.5 million in the first quarter 2011 compared with $95.2 million in the prior year period, an increase of $0.3 million or 0.3%.  CCG organic revenue growth was 2.4%.

CCG Adjusted EBITDA was $18.0 million in the first quarter 2011 compared with $19.5 million in the prior year period.  Adjusted EBITDA margin was 18.8% in the first quarter 2011 compared with 20.4% in the prior year period.

Individual Client Group (ICG)
The ICG is a leader in the delivery of independent life insurance and wealth transfer solutions for high net worth individuals.  In evaluating their clients’ near and long-term financial goals, the ICG’s advisors provide wealth accumulation, preservation and transfer solutions, including estate and business planning and financial advisory services.

The ICG accounted for 33.3% of NFP’s revenue in the first quarter 2011 and 34.9% in the first quarter 2010.  ICG revenue was $77.8 million in the first quarter 2011 compared with $78.7 million in the prior year period.  ICG organic revenue growth was 0.6%.

ICG Adjusted EBITDA was $3.3 million in the first quarter 2011 compared with $6.1 million in the prior year period. Adjusted EBITDA margin was 4.2% in the first quarter 2011 compared with 7.8% in the prior year period.

Advisor Services Group (ASG)
The ASG serves independent financial advisors whose clients are high net worth individuals and companies by offering broker-dealer and asset management products and services.  The ASG attracts financial advisors seeking to provide clients with sophisticated resources and an open choice of products.

The ASG accounted for 25.7% of NFP’s revenue in the first quarter 2011 and 22.8% for the first quarter 2010.  ASG revenue was $60.0 million in the first quarter 2011 compared with $51.4 million in the prior year period, an increase of $8.6 million or 16.8%.  ASG organic revenue growth was 16.8%.

ASG Adjusted EBITDA was $2.8 million in the first quarter 2011 compared with $2.0 million in the prior year period. Adjusted EBITDA margin was 4.6% in the first quarter 2011 compared with 4.0% in the prior year period.

As of March 31, 2011, assets under management at NFP’s registered investment advisor were $9.9 billion, compared with $8.5 billion as of March 31, 2010.

Credit Agreement Amendment & Share Repurchase Authorization
NFP and its lenders entered into the first amendment to its credit agreement which, among other things, includes (1) changing the definition of consolidated fixed charges to exclude up to $50.0 million in share repurchases during any four consecutive fiscal quarters; (2) establishing conditions for share repurchases by NFP, limited to $50.0 million during any four consecutive fiscal quarters; and (3) lowering the consolidated fixed charge coverage ratio covenant level from 2.0x to 1.5x. The amendment in its entirety is available on NFP's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 2, 1011.

NFP has authorization to repurchase up to $50.0 million of NFP’s common stock.  Under the repurchase authorization, the Company can repurchase shares from time to time for cash in the open market in accordance with applicable federal securities laws and subject to market and other conditions.

Earnings Conference Call & Presentation
The Company will conduct its first quarter 2011 earnings conference call and audio webcast on May 3, 2011, from 8:00 to 9:00 a.m. (ET).  The conference call will be available live via telephone and the Internet.  To access the call, dial 888-396-2384 (domestic) or 617-847-8711 (international) (when prompted, callers should provide the access code “NFP”).  The conference call and webcast will be accompanied by a presentation.  The presentation will be available for electronic download on the Company’s Web site before the conference call and webcast is scheduled to begin.  The presentation may also be viewed automatically upon connecting to the webcast.  To listen to the conference call over the Internet, visit www.nfp.com/ir.  The conference call will be available for replay via telephone and Internet for a period of 90 days.  To listen to a replay of the conference call via telephone, dial 888-286-8010 (domestic) or 617-801-6888 (international).  The access code for the replay is 75168160. To access the replay of the conference call over the Internet, visit the above-mentioned Web site.

About NFP
National Financial Partners Corp. (NYSE: NFP), and its benefits, insurance and wealth management businesses provide diversified advisory and brokerage services to companies and high net worth individuals, partnering with them to preserve their assets and prosper over the long term.  NFP advisors provide innovative and comprehensive solutions, backed by NFP’s national scale and resources. NFP operates in three business segments.  The Corporate Client Group provides corporate and executive benefits, retirement plans and property and casualty insurance.  The Individual Client Group includes retail and wholesale life insurance brokerage and wealth management advisory services.  The Advisor Services Group serves independent financial advisors by offering broker-dealer and asset management products and services.  Most recently NFP was ranked as the ninth Top Global Insurance Broker by Best’s Review; operated the third largest Executive Benefits Provider of nonqualified deferred compensation plans administered for recordkeeping clients as ranked by PlanSponsor; operated a top ten Independent Broker Dealer as ranked by Financial Planning and Financial Advisor; had four advisors ranked in Barron’s Top 100 Independent Financial Advisors and is a leading independent life insurance distributor according to many top-tier carriers.  For more information, visit www.nfp.com.

Reconciliation of Non-GAAP Financial Measures
The Company analyzes its performance using historical and forward-looking non-GAAP financial measures called cash earnings and cash earnings per diluted share, Adjusted EBITDA and percentages or calculations using these measures.  The Company believes these non-GAAP financial measures provide additional meaningful methods of evaluating certain aspects of the Company’s operating performance from period to period on a basis that may not be otherwise apparent under GAAP.  Cash earnings is defined as net income excluding amortization of intangibles, depreciation, the after-tax impact of the impairment of goodwill and intangible assets, the after-tax impact of non-cash interest expense and the after-tax impact of certain non-recurring items.  Cash earnings per diluted share is calculated by dividing cash earnings by the number of weighted average diluted shares outstanding for the period indicated.  Cash earnings and cash earnings per diluted share should not be viewed as substitutes for net income and net income per diluted share, respectively.  Adjusted EBITDA is defined as net income excluding income tax expense, interest income, interest expense, gain on early extinguishment of debt, other, net, amortization of intangibles, depreciation, impairment of goodwill and intangible assets, (gain) loss on sale of businesses, the pre-tax impact of the accelerated vesting of certain RSUs and any change in estimated contingent consideration amounts recorded in accordance with purchase accounting that have been subsequently adjusted and recorded in the consolidated statement of operations.  Adjusted EBITDA should not be viewed as a substitute for net income.  A reconciliation of these non-GAAP financial measures to their GAAP counterparts is provided in the attached tables and the Company’s quarterly financial supplement for the period ended March 31, 2011, which is available on the Investor Relations section of the Company’s Web site at www.nfp.com.

Organic Revenue Growth
The Company uses organic revenue growth as a comparable revenue measurement for future periods. The Company excludes the first twelve months of revenue generated from new acquisitions and the revenue derived from businesses fully disposed of in each period presented.  With respect to sub-acquisitions, the Company establishes an internal revenue generation expectation (the “acquired revenue”) of a new sub-acquisition.  During the first twelve months immediately following the sub-acquisition, the Company reduces the acquired revenue amount from the actual revenue generated by the sub-acquisition and includes the revenue growth above or below acquired revenue within the organic growth percentage.  With respect to situations where a significant portion of a business' assets have been disposed, the Company reduces the prior year’s comparable revenue proportionally to the percentage of assets that have been disposed to facilitate an equitable organic growth comparison.

Forward-Looking Statements
This release contains statements which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words "anticipate," "expect," "intend," "plan," "believe," "estimate," "may," "project," "will," "continue" and similar expressions of a future or forward-looking nature. Forward-looking statements may include discussions concerning revenue, expenses, earnings, cash flow, impairments, losses, dividends, capital structure, market and industry conditions, premium and commission rates, interest rates, contingencies, the direction or outcome of regulatory investigations and litigation, income taxes and the Company’s operations or strategy.  These forward-looking statements are based on management’s current views with respect to future results. Forward-looking statements are based on beliefs and assumptions made by management using currently-available information, such as market and industry materials, experts’ reports and opinions, and current financial trends. These statements are only predictions and are not guarantees of future performance. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by a forward-looking statement. These risks and uncertainties include, without limitation: (1) NFP’s ability, through its operating structure, to respond quickly to operational, financial or regulatory situations impacting its businesses; (2) the ability of the Company’s businesses to perform successfully following acquisition, including through cross-selling initiatives, and NFP’s ability to manage its business effectively and profitably through its principals and the Company’s reportable segments; (3) any losses that NFP may take with respect to dispositions, restructures or otherwise; (4) an economic environment that results in fewer sales of financial products or services; (5) the impact of the adoption or change in interpretation of certain accounting treatments or policies and changes in underlying assumptions relating to such treatments or policies, which may lead to adverse financial statement results; (6) NFP’s success in acquiring and retaining high-quality independent financial services businesses; (7) the effectiveness or financial impact of NFP’s incentive plans; (8) changes that adversely affect NFP’s ability to manage its indebtedness or capital structure, including changes in interest rates or credit market conditions; (9) adverse developments in the Company’s markets, such as those related to compensation agreements with insurance companies or activities within the life settlements industry, which could result in decreased sales of financial products or services; (10) NFP’s ability to operate effectively within the restrictive covenants of its credit facility; (11) adverse results or other consequences from litigation, arbitration, settlements, regulatory investigations or compliance initiatives, including those related to business practices, compensation agreements with insurance companies, policy rescissions or chargebacks, or activities within the life settlements industry; (12) the impact of capital markets behavior, such as fluctuations in the price of NFP’s common stock, the dilutive impact of capital raising efforts or the impact of refinancing transactions; (13) the impact of legislation or regulations on NFP’s businesses, such as the possible adoption of exclusive federal regulation over interstate insurers, the uncertain impact of legislation regulating the financial services industry, such as the recent Dodd-Frank Wall Street Reform and Consumer Protection Act, the impact of newly-adopted healthcare legislation and resulting changes in business practices, or changes in regulations affecting the value or use of benefits programs, any of which may adversely affect the demand for or profitability of the Company’s services; (14) developments in the availability, pricing, design, tax treatment, or underwriting of insurance products, revisions in mortality tables by life expectancy underwriters or changes in the Company’s relationships with insurance companies; (15) changes in premiums and commission rates or the rates of other fees paid to the Company’s businesses; (16) the reduction of the Company’s revenue and earnings due to the elimination or modification of compensation arrangements, including contingent compensation arrangements and the adoption of internal initiatives to enhance compensation transparency, including the transparency of fees paid for life settlements transactions; (17) the occurrence of adverse economic conditions or an adverse regulatory climate in New York, Florida or California; (18) the loss of services of key members of senior management; (19) the Company’s ability to compete against competitors with greater resources, such as those with greater name recognition; and (20) the Company’s ability to effect smooth succession planning.

Additional factors are set forth in NFP’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on February 10, 2011.

Forward-looking statements speak only as of the date on which they are made. NFP expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Source:  NFP

Contact:
Abbe F. Goldstein, CFA
SVP, Investor Relations & Corporate Communications
NFP

Investor Relations
ir@nfp.com
212-301-4011

Media Relations
communications@nfp.com
212-301-1039

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited-in thousands, except per share data)
	Three Months Ended
	March 31,
	2011	2010
Revenue:
Commissions and fees	$233,264	$225,273

Operating expenses:
Commissions and fees	79,098	68,306
Compensation expense	66,889	65,268
Non-compensation expense	38,625	40,449
Management fees	24,619	23,650
Amortization of intangibles	7,962	8,338
Depreciation	3,077	3,006
Impairment of goodwill and intangible assets	—	2,901
Gain on sale of businesses, net	—	(2,231)
Total operating expenses	220,270	209,687

Income from operations	12,994	15,586

Non-operating income and expenses
Interest income	974	888
Interest expense	(3,771)	(4,579)
Other, net	3,187	658
Non-operating income and expenses, net	390	(3,033)

Income before income taxes	13,384	12,553

Income tax expense	6,508	5,563
Net income	$6,876	$6,990

Earnings per share:
Basic	$0.16	$0.17
Diluted	$0.15	$0.16

Weighted average shares outstanding:
Basic	43,785	42,247
Diluted	45,310	43,702

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Unaudited-in thousands)

	Three Months Ended
	March 31,
	2011	2010
GAAP net income	$6,876	$6,990
Income tax expense	6,508	5,563
Interest income	(974)	(888)
Interest expense	3,771	4,579
Other, net	(3,187)	(658)
Income from operations	$12,994	$15,586
Amortization of intangibles	7,962	8,338
Depreciation	3,077	3,006
Impairment of goodwill and intangible assets	—	2,901
Gain on sale of businesses	—	(2,231)
Adjusted EBITDA (1)	$24,033	$27,600

RECONCILIATION OF NET INCOME TO CASH EARNINGS
(Unaudited-in thousands, except per share data)

	Three Months Ended
	March 31,
	2011	2010
GAAP net income	$6,876	$6,990
Amortization of intangibles	7,962	8,338
Depreciation	3,077	3,006
Impairment of goodwill and intangible assets	—	2,901
Tax benefit of impairment of goodwill and intangible assets	—	(1,118)
Non-cash interest, net of tax	631	1,866
Cash earnings (2)	$18,546	$21,983

GAAP net income per share - diluted	$0.15	$0.16
Amortization of intangibles	0.18	0.19
Depreciation	0.07	0.07
Impairment of goodwill and intangible assets	—	0.07
Tax benefit of impairment of goodwill and intangible assets	—	(0.03)
Non-cash interest, net of tax	0.01	0.04
Cash earnings per share - diluted (3)	$0.41	$0.50

(1)
Adjusted EBITDA is a non-GAAP financial measure, which the Company defines as net income excluding income tax expense, interest income, interest expense, gain on early extinguishment of debt, other, net, amortization of intangibles, depreciation, impairment of goodwill and intangible assets, (gain) loss on sale of businesses, the pre-tax impact of the accelerated vesting of certain RSUs and any change in estimated contingent consideration amounts recorded in accordance with purchase accounting that have been subsequently adjusted and recorded in the consolidated statement of operations.

(2)
Cash earnings is a non-GAAP financial measure, which the Company defines as net income excluding amortization of intangibles, depreciation, the after-tax impact of the impairment of goodwill and intangible assets, the after-tax impact of non-cash interest expense and the after-tax impact of certain non-recurring items.

(3)	The sum of the per-share components of cash earnings per share - diluted may not agree to cash earnings per share - diluted, due to rounding.

CORPORATE CLIENT GROUP
CONDENSED STATEMENTS OF INCOME
(Unaudited-in thousands)

	Three Months Ended
	March 31,
	2011	2010
Revenue:
Commissions and fees	$95,550	$95,247

Operating expenses:
Commissions and fees	10,995	7,963
Compensation expense	33,915	33,096
Non-compensation expense	18,136	19,596
Management fees	14,513	15,126
Amortization of intangibles	5,151	5,348
Depreciation	1,624	1,559
Impairment of goodwill and intangible assets	—	1,931
Gain on sale of businesses	—	(1,321)
Total operating expenses	84,334	83,298
Income from operations	$11,216	$11,949

CORPORATE CLIENT GROUP
RECONCILIATION OF INCOME FROM OPERATIONS TO ADJUSTED EBITDA (1)
(Unaudited-in thousands)
	Three Months Ended
	March 31,
	2011	2010

Income from operations	$11,216	$11,949
Amortization of intangibles	5,151	5,348
Depreciation	1,624	1,559
Impairment of goodwill and intangible assets	—	1,931
Gain on sale of businesses	—	(1,321)
Adjusted EBITDA	$17,991	$19,466

(1)
The reconciliation of Adjusted EBITDA per reportable segment does not include the following items, which are not allocated to any of the Company’s reportable segments: income tax expense, interest income, interest expense, gain on early extinguishment of debt and other, net.  These items are included in the reconciliation of Adjusted EBITDA to net income on a consolidated basis.

INDIVIDUAL CLIENT GROUP
CONDENSED STATEMENTS OF INCOME
(Unaudited-in thousands)

	Three Months Ended
	March 31,
	2011	2010
Revenue:
Commissions and fees	$77,753	$78,694

Operating expenses:
Commissions and fees	18,390	18,372
Compensation expense	28,960	28,242
Non-compensation expense	17,016	17,455
Management fees	10,106	8,524
Amortization of intangibles	2,811	2,990
Depreciation	1,155	1,125
Impairment of goodwill and intangible assets	—	970
Gain on sale of businesses	—	(910)
Total operating expenses	78,438	76,768
(Loss) income from operations	$(685)	$1,926

INDIVIDUAL CLIENT GROUP
RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO ADJUSTED EBITDA (1)
(Unaudited-in thousands)

	Three Months Ended
	March 31,
	2011	2010

(Loss) income from operations	$(685)	$1,926
Amortization of intangibles	2,811	2,990
Depreciation	1,155	1,125
Impairment of goodwill and intangible assets	—	970
Gain on sale of businesses	—	(910)
Adjusted EBITDA	$3,281	$6,101

(1)
The reconciliation of Adjusted EBITDA per reportable segment does not include the following items, which are not allocated to any of the Company’s reportable segments: income tax expense, interest income, interest expense, gain on early extinguishment of debt and other, net.  These items are included in the reconciliation of Adjusted EBITDA to net income on a consolidated basis.

ADVISOR SERVICES GROUP
CONDENSED STATEMENTS OF INCOME
(Unaudited-in thousands)

	Three Months Ended
	March 31,
	2011	2010
Revenue:
Commissions and fees	$59,961	$51,332

Operating expenses:
Commissions and fees	49,713	41,971
Compensation expense	4,014	3,930
Non-compensation expense	3,473	3,398
Depreciation	298	322
Total operating expenses	57,498	49,621
Income from operations	$2,463	$1,711

ADVISOR SERVICES GROUP
RECONCILIATION OF INCOME FROM OPERATIONS TO ADJUSTED EBITDA (1)
(Unaudited-in thousands)
	Three Months Ended
	March 31,
	2011	2010

Income from operations	$2,463	$1,711
Depreciation	298	322
Adjusted EBITDA	$2,761	$2,033

(1)
The reconciliation of Adjusted EBITDA per reportable segment does not include the following items, which are not allocated to any of the Company’s reportable segments: income tax expense, interest income, interest expense, gain on early extinguishment of debt and other, net.  These items are included in the reconciliation of Adjusted EBITDA to net income on a consolidated basis.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited-in thousands)

	March 31,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$112,711	$128,830
Fiduciary funds - restricted related to premium trust accounts	76,311	82,647
Commissions, fees and premiums receivable, net	91,964	120,572
Due from principals and/or certain entities they own	6,137	7,981
Notes receivable, net	5,510	6,128
Deferred tax assets	13,865	13,865
Other current assets	26,624	17,442
Total current assets	333,122	377,465
Property and equipment, net	36,364	37,359
Deferred tax assets	4,946	5,836
Intangibles, net	333,215	337,833
Goodwill, net	62,833	60,894
Notes receivable, net	30,477	30,724
Other non-current assets	42,324	42,952
Total assets	$843,281	$893,063

LIABILITIES
Current liabilities:
Premiums payable to insurance carriers	$74,998	$83,091
Current portion of long term debt	12,500	12,500
Due to principals and/or certain entities they own	11,173	37,406
Accounts payable	18,159	36,213
Accrued liabilities	50,355	55,673
Total current liabilities	167,185	224,883
Long term debt	103,125	106,250
Deferred tax liabilities	1,552	1,552
Convertible senior notes	88,625	87,581
Other non-current liabilities	67,338	64,585
Total liabilities	427,825	484,851

STOCKHOLDERS' EQUITY
Preferred stock at par value	—	—
Common stock at par value	4,644	4,596
Additional paid-in capital	902,547	902,153
Accumulated deficit	(418,767)	(425,063)
Treasury stock	(72,985)	(73,458)
Accumulated other comprehensive (loss) income	17	(16)
Total stockholders' equity	415,456	408,212
Total liabilities and stockholders' equity	$843,281	$893,063

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited-in thousands)

	Three Months Ended
	March 31,
	2011	2010
Cash flow from operating activities
Net income	$6,876	$6,990

Adjustments to reconcile to net cash provided by (used in) operating activities:
Deferred taxes	—	351
Stock-based compensation	1,413	2,951
Impairment of goodwill and intangible assets	—	2,901
Amortization of intangibles	7,962	8,338
Depreciation	3,077	3,006
Accretion of senior convertible notes discount	1,044	2,907
Gain on sale of businesses	—	(2,231)
Loss on sublease	—	1,766
Bad debt expense	567	24
Other, net	(478)	(402)

(Increase) decrease in operating assets:
Fiduciary funds - restricted related to premium trust accounts	6,336	1,710
Commissions, fees and premiums receivable, net	28,608	29,632
Due from principals and/or certain entities they own	1,844	(60)
Notes receivable, net - current	618	2,319
Other current assets	(9,182)	(1,003)
Notes receivable, net - non-current	(544)	(2,547)
Other non-current assets	628	(1,024)

Increase (decrease) in operating liabilities:
Premiums payable to insurance carriers	(8,093)	(2,327)
Income taxes payable	15	(5,800)
Due to principals and/or certain entities they own	(26,293)	(24,381)
Accounts payable	(18,054)	(6,284)
Accrued liabilities	(5,505)	(14,112)
Other non-current liabilities	3,222	2,179
Total adjustments	(12,815)	(2,087)
Net cash (used in) provided by operating activities	(5,939)	4,903

Cash flow from investing activities:
Proceeds from disposal of businesses	—	5,031
Purchases of property and equipment, net	(2,082)	(2,933)
Payments for acquired firms, net of cash	(3,997)	—
Payments for contingent consideration	—	(6,804)
Change in restricted cash	—	—
Net cash used in investing activities	(6,079)	(4,706)

Cash flow from financing activities:
Repayments of borrowings	—	(5,000)
Repayment of long term debt	(3,125)	—
Proceeds from stock-based awards, including tax benefit	1,933	1,694
Shares cancelled to pay withholding taxes	(2,909)	(1,858)
Dividends paid	—	(66)
Net cash used in financing activities	(4,101)	(5,230)
Net decrease in cash and cash equivalents	(16,119)	(5,033)
Cash and cash equivalents, beginning of the period	128,830	55,994
Cash and cash equivalents, end of the period	$112,711	$50,961

Supplemental disclosures of cash flow information
Cash paid for income taxes	$7,353	$11,436
Cash paid for interest	$976	$1,384